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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

LRX Merger Sub, Inc., a Delaware Corporation

Lung Biotechnology Hong Kong Limited, a Hong Kong Company

Lung Biotechnology (Nanjing) Co., Ltd., a Chinese Wholly Foreign-Owned Entity

Lung LLC, a Delaware Limited Liability Company

LungRx Limited, a United Kingdom Company

Revivicor, Inc., a Delaware Corporation

United Therapeutics Europe, Ltd., a United Kingdom Company

Unither Biotech Inc., a Canadian Corporation

Unither Neurosciences, Inc., a Delaware Corporation

Unither Pharma, LLC, a Delaware Limited Liability Company

Unither Pharmaceuticals, LLC, a Delaware Limited Liability Company

Unither Telmed, Ltd., a Delaware Corporation

Unither Therapeutik GmbH, a German Company

Unither Virology, LLC, a Delaware Limited Liability Company

Unither.com, Inc., a Delaware Corporation

1109 Spring Managing Member, LLC, a Delaware Limited Liability Company

1109 Spring Holdings, LLC, a Delaware Limited Liability Company

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  Exhibit 21